Exhibit B

AIRPLANES GROUP

Report to Certificateholders

All numbers in US$ unless otherwise stated

	Payment Date: 15 December 2003.
	Calculation Date: 9 December 2003.

(i)	ACCOUNT ACTIVITY SUMMARY (Between Calculation Dates)

		Prior Balance	Deposits	Withdrawals	Balance on Calculation Date

		10-Nov-03			9-Dec-03

	Lessee Funded Account	0.00	0.00	(0.00)	0.00
	Expense Account (note ii)	7,483,270.26	6,522,308.25	(8,153,566.74)	5,852,011.77
	Collection Account (note iii)	100,968,571.61	21,121,369.06	(35,761,801.42)	86,328,139.25

	- Miscellaneous Reserve	-			-
	- Maintenance Reserve	76,463,558.61			65,206,770.19
	- Security Deposit	-			-
	- Other Collections (net of interim withdrawals)	24,505,013.00			21,121,369.06

	Total	108,451,841.87	27,643,677.31	(43,915,368.16)	92,180,151.02

(ii)	ANALYSIS OF EXPENSE ACCOUNT ACTIVITY

	Balance on preceding Calculation Date (November 10, 2003)	7,483,270.26
	Transfer from Collection Account (previous Payment Date)	6,516,729.74
	Transfer from Collection Account (interim deposit)	0.00
	Interest Earned during period	5,578.51
	Payments during period between prior Calculation Date and the relevant Calculation Date:
	- Payments on previous Payment Date	(3,088,938.18)
	- Other payments	(5,064,628.56)

	Balance on relevant Calculation Date (December 9, 2003)	5,852,011.77

(iii)	ANALYSIS OF COLLECTION ACCOUNT ACTIVITY

	Balance on preceding Calculation Date (November 10, 2003)	100,968,571.61
	Collections during period	21,102,806.56
	Swap receipts (previous Payment Date)	18,562.50
	Transfer to Expense Account (previous Payment Date)	(6,516,729.74)
	Transfer to Expense Account (interim withdrawal)	0.00
	Net transfer to Lessee Funded Accounts	0.00
	Aggregate Certificate Payments (previous Payment Date)	(24,812,045.06)
	Swap payments (previous Payment Date)	(4,433,026.62)

	Balance on relevant Calculation Date (December 9, 2003)	86,328,139.25

AIRPLANES GROUP

Report to Certificateholders

All numbers in US$ unless otherwise stated

(iii) ANALYSIS OF COLLECTION ACCOUNT ACTIVITY (Con't)

	ANALYSIS OF CURRENT PAYMENT DATE DISTRIBUTIONS
	Priority of Payments
(i)	Required Expense Amount	14,000,000.00	Note 1:
(ii)	a) Class A Interest	1,950,963.17	Airplanes Group's cashflows are not adequate to pay
	b) Swap Payments	3,575,650.54	minimum principal on the class A notes in full on the
(iii)	First Collection Account Top-up	60,000,000.00	December 15, 2003 payment date. The minimum
(iv)	Minimum Hedge Payment	0.00	principal amount payable on the class A notes on
(v)	Class A Minimum Principal (Note 1)	12,653,537.31	this payment date is $13,258,954.07, however the
(vi)	Class B Interest (Note 1)	0.00	minimum principal payment on the class A notes is
(vii)	Class B Minimum Principal (Note 1)	0.00	$12,653,537.31, resulting in minimum principal
(viii)	Class C Interest (Note 1)	0.00	outstanding on the class A notes of $605,416.76 at
(ix)	Class D Interest (Note 1)	0.00	December 15, 2003.
(x)	Second Collection Account Top-up (Note 1)	0.00	Since minimum principal on the class A notes ranks
(xi)	Class A Principal Adjustment Amount	0.00	ahead of interest and minimum principal on the class
(xii)	Class C Scheduled Principal	0.00	B notes and interest on the class C and D notes in
(xiii)	Class D Scheduled Principal	0.00	the order of priority, cashflows are inadequate to
(xiv)	Modification Payments	0.00	pay any interest or minimum principal on the class B
(xv)	Soft Bullet Note Step-up Interest	0.00	notes or any interest on the class C and D notes on
(xvi)	Class E Minimum Interest	0.00	this payment date. In addition, cashflows are
(xvii)	Supplemental Hedge Payment	0.00	inadequate to allocate any funds to the "Second
(xviii)	Class B Supplemental Principal	0.00	Collection Account Top-up on this payment date.
(xix)	Class A Supplemental Principal	0.00
(xx)	Class D Outstanding Principal	0.00
(xxi)	Class C Outstanding Principal	0.00
(xxii)	Class E Supplemental Interest	0.00
(xxiii)	Class B Outstanding Principal	0.00
(xxiv)	Class A Outstanding Principal	0.00
(xxv)	Class E Accrued Unpaid Interest	0.00
(xxvi)	Class E Outstanding Principal	0.00
(xxvii)	Charitable Trust	0.00

Total Payments with respect to Payment Date		92,180,151.02
Less Collection Account Top-Ups ((iii) and (x)above)		(60,000,000.00)

		32,180,151.02

AIRPLANES GROUP

Report to Certificateholders

All numbers in US$ unless otherwise stated

(iv) PAYMENT ON THE CERTIFICATES

(a)	FLOATING RATE CERTIFICATES	A-6	A-8	A-9	Class B	Note 2:
	Applicable LIBOR	1.12000%	1.12000%	1.12000%	1.12000%	Step-up interest on Airplanes Group's subclass
	Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%	A-8 notes is payable at point (xv) in the Priority of
	Applicable Interest Rate	1.46000%	1.49500%	1.67000%	1.87000%	Payments. To the extent that step-up interest is
	Interest Amount Payable	162,852.06	813,944.44	974,166.67	329,933.30	not paid, it will accrue in accordance with the
	Interest Amount Payment	162,852.06	813,944.44	974,166.67	0.00	terms of the subclass A-8 notes. Available
	Step Up Interest Amount Payable (Note 2)	N/A	275,940.48	N/A	N/A	cashflows were not sufficient to allow payment of
						step-up interest on any payment day to date.
	Opening Principal Balance	143,411,798.10	700,000,000.00	750,000,000.00	226,844,897.35	Total step-up interest accrued and
	Minimum Principal Payment Amount	12,653,537.31	0.00	0.00	0.00	unpaid on Airplanes Group's subclass A-8 notes
	Adjusted Principal Payment Amount	0.00	0.00	0.00	0.00	at December 15, 2003 was $2,654,166.67. Interest on
	Supplemental Principal Payment Amount	0.00	0.00	0.00	0.00	unpaid step-up interest (also payable at point (xv)
	Total Principal Distribution Amount	12,653,537.31	0.00	0.00	0.00	in the Priority of Payments) accrued and unpaid
	Redemption Amount					at December 15, 2003 was $18,071.31.
	- amount allocable to principal	0.00	0.00	0.00	0.00
	- premium allocable to premium	0.00	0.00	0.00	0.00

	Outstanding Principal Balance (December 15, 2003)	130,758,260.79	700,000,000.00	750,000,000.00	226,844,897.35

(b)	FIXED RATE CERTIFICATES	Class C	Class D
	Applicable Interest Rate	8.1500%	10.8750%
	Interest Amount Payable	2,375,979.69	3,580,412.50
	Interest Amount Payment	0.00	0.00

	Opening Principal Balance	349,837,500.00	395,080,000.00
	Scheduled Principal Payment Amount	0.00	0.00
	Redemption Amount	0.00	0.00
	- amount allocable to principal	0.00	0.00
	- amount allocable to premium	0.00	0.00
	Actual Pool Factor	0.9329000	0.9877000

	Outstanding Principal Balance (December 15, 2003)	349,837,500.00	395,080,000.00

	Table of rescheduled Pool Factors	n/a	n/a
	in the event of a partial redemption

AIRPLANES GROUP

Report to Certificateholders

All numbers in US$ unless otherwise stated

(v) FLOATING RATE CERTIFICATE INFORMATION FOR NEXT INTEREST ACCRUAL PERIOD (Aggregate Amounts)

		A-6	A-8	A-9	Class B

	Applicable LIBOR	1.16250%	1.16250%	1.16250%	1.16250%
	Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%
	Applicable Interest Rate	1.50250%	1.53750%	1.71250%	1.91250%

(vi)	CURRENT PERIOD PAYMENTS Per $100,000 Initial Outstanding Principal Balance of Certificates)

(a)	FLOATING RATE CERTIFICATES
		A-6	A-8	A-9	Class B

	Opening Principal Amount	1,434.12	7,000.00	7,500.00	2,268.45
	Total Principal Payments	(126.54)	0.00	0.00	0.00

	Closing Outstanding Principal Balance	1,307.58	7,000.00	7,500.00	2,268.45

	Total Interest Payment	1.63	8.14	9.74	0.00
	Total Premium	0.00	0.00	0.00	0.00

(b)	FIXED RATE CERTIFICATES
		Class C	Class D

	Opening Principal Amount	3,498.38	3,950.80
	Total Principal Payments	0.00	0.00

	Outstanding Principal Balance	3,498.38	3,950.80

	Total Interest Payment	0.00	0.00
	Total Premium	0.00	0.00